UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2015 (August 10, 2015)

INFOR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-183494-06	01-0924667
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10011

(Address of principal executive offices) (Zip Code)

(646) 336-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 10, 2015, Infor (US), Inc. (the “Company”), a wholly owned subsidiary of Infor, Inc. (“Infor”), entered into an agreement and plan of merger (the “Merger Agreement”) with GT Topco, LLC (“GT Topco”), Apollo Acquisition Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of GT Topco, GT Nexus, Inc. (“GT Nexus”) and Warburg Pincus Equity Partners Liquidating Trust, as Seller Representative.

The Merger Agreement provides for, among other things, the merger of Merger Sub with and into GT Nexus, with GT Nexus surviving as a wholly owned subsidiary of GT Topco (the “Merger”). The total consideration payable in the Merger is approximately $675,000,000, subject to certain adjustments in accordance with and pursuant to the terms and conditions set forth in the Merger Agreement (the “Merger Consideration”). Upon consummation of the Merger, (i) each outstanding share of capital stock of GT Nexus (other than such shares held by a holder who has properly exercised his, her or its appraisal rights under the General Corporation Law of the State of Delaware, as amended, and certain shares being contributed to GT Topco pursuant to the Rollover Agreement described below), shall be cancelled and extinguished and converted into the right to receive a per share portion of the Merger Consideration, determined in accordance with the Merger Agreement, (ii) each outstanding and unexercised option to purchase any GT Nexus capital stock shall be cancelled and extinguished and be converted automatically into the right to receive an amount in cash (without interest) equal to the product of (A) a per option portion of the Merger Consideration, determined in accordance with the Merger Agreement, multiplied by (B) the number of shares of GT Nexus capital stock underlying such option, and (iii) each outstanding warrant to purchase any GT Nexus capital stock shall be cancelled and extinguished and be converted automatically into the right to receive an amount in cash (without interest) equal to the product of (A) a per warrant portion of the Merger Consideration, determined in accordance with the Merger Agreement, multiplied by (B) the number of shares of GT Nexus capital stock underlying such warrant. After consummation of the transactions contemplated by the Merger Agreement, GT Topco shall be a subsidiary of the Company.

The Merger Agreement also contains a “no shop” provision that, in general, restricts GT Nexus’ ability to solicit alternative acquisition proposals from third parties or provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals.

Concurrently with the execution of the Merger Agreement, certain holders of GT Nexus capital stock have entered into the Stock Rollover and Equity Purchase Agreement (the “Rollover Agreement”) pursuant to which such holders have agreed, subject to the terms and conditions therein, to contribute shares of GT Nexus capital stock that otherwise would represent, if the Rollover Agreement were not in place, the right to receive $125,000,000 of the Merger Consideration, subject to certain adjustments to GT Topco in exchange for equity interests in GT Topco. It is anticipated that other holders of GT Nexus capital stock, certain holders of options to purchase GT Nexus capital stock and certain members of management may join the Rollover Agreement and contribute shares of GT Nexus capital stock (including those issuable upon the exercise of options) and other cash consideration to GT Topco; provided that the aggregate contribution will not exceed $125,000,000 of consideration.

Also concurrently with the execution of the Merger Agreement, GT Nexus, the Company, GT Topco, Merger Sub, and certain holders of GT Nexus capital stock (the “Support Agreement Stockholders”) have entered into the Stockholder Support Agreement (the “Stockholder Support Agreement”), containing various covenants, agreements and releases set forth therein, including, but not limited to, (i) the release by the Support Agreement Stockholders of all claims relating to GT Nexus and its subsidiaries or the Merger Agreement and the transactions contemplated thereby, subject to certain exceptions set forth in the Stockholder Support Agreement, (ii) certain restrictions on the transfer of shares of GT Nexus by the Support Agreement Stockholders, (iii) certain confidentiality obligations of the Support Agreement Stockholders, (iv) non-solicitation of certain employees of GT Nexus or any of its subsidiaries by the Support Agreement Stockholders and (v) an agreement by each Support Agreement Stockholder to indemnify the Company in respect of fraud committed or actually known by such Support Agreement Stockholder subject to certain exceptions set forth in the Stockholder Support Agreement.

The Boards of Directors of Infor and the Company and the Board of Directors of GT Nexus have approved and adopted the Merger Agreement. The completion of the Merger is subject to certain customary conditions. The Merger Agreement also contains customary representations, warranties and covenants by each of the parties thereto. The Merger Agreement contains certain customary termination rights for both the Company and GT Nexus.

The foregoing descriptions of the Merger Agreement, the Rollover Agreement, and the Stockholder Support Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements. The representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of specific dates, are solely for the benefit of the parties thereto, and may have been qualified by certain disclosures between the parties thereto and a contractual standard of materiality different from those generally applicable to investors or stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information relating to Infor, the Company or GT Nexus. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01.	Regulation FD Disclosure

On August 11, 2015, the Company launched a proposed offering of $400,000,000 aggregate principal amount of its First Lien Senior Secured Notes due 2020 (the “Notes”). In connection with the proposed offering of the Notes, the Company intends to provide certain information to potential investors with regard to Infor and its subsidiaries, and Infor and its subsidiaries are therefore including such information in Exhibit 99.2 to this Current Report on Form 8-K pursuant to Regulation FD. Exhibit 99.2 is furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release

99.2	Regulation FD Disclosure

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOR, INC.

Date: August 11, 2015	By:	/s/ Gregory M. Giangiordano
Gregory M. Giangiordano
President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release

99.2	Regulation FD Disclosure